As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NUCANA PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3 Lochside Way Edinburgh EH12 9DT Tel: +44 (0)131 357 1111	Not Applicable
(Address of principal executive offices)	(Zip code)

NuCana BioMed Limited 2016 Share Option Scheme (Including Enterprise Management Incentives &

Incentive Stock Options), as amended

NuCana plc 2020 Long-Term Incentive Plan, as amended

(Full title of the plan)

Corporation Service Company

251 Little Falls Drive Wilmington, DE 19808

United States

(Name and address of agent for service)

+1 302 636 5400

(Telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq.

John T. Rudy, Esq.

Allyson Wilkinson, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: +1 617 542 6000

Facsimile: +1 617 542 2241

Hugh S. Griffith Chief Executive Officer NuCana plc 3 Lochside Way Edinburgh, EH12 9DT United Kingdom Telephone: +44 (0)131 357 1111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 20,000,000,000 additional ordinary shares, nominal value £0.0004 per share (“Ordinary Shares”) which are represented by American Depositary Shares (“ADSs”), each of which represents five thousand Ordinary Shares, of NuCana plc (the “Registrant”) reserved under the NuCana BioMed Limited 2016 Share Option Scheme (Including Enterprise Management Incentives & Incentive Stock Options), as amended (the “2016 Share Option Scheme”) and the NuCana plc 2020 Long-Term Incentive Plan, as amended (the “2020 Plan”), representing (i) 3,478,076,733 Ordinary Shares issuable upon the exercise of options granted to officers, directors, employees and consultants on June 20, 2025, (ii) 3,851,136,696 Ordinary Shares issuable upon the exercise of options granted to officers, directors, employees and consultants on January 14, 2026, and (iii) an increase of 12,670,786,571 Ordinary Shares that may become issuable under the 2020 Plan pursuant to the terms of the 2020 Plan.

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (File No.  333-223476 and File No. 333-248135) relating to employee benefit plans are effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March  7, 2018 (File No. 333-223476) and August  19, 2020 (File No. 333-248135), to the extent relating to the registration of Ordinary Shares issuable under the 2016 Share Option Scheme and the 2020 Plan, are hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by NuCana plc (the “Registrant”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 19, 2026;

(b)	the Registrant’s Reports on Form 6-K furnished to the Commission on January 6, 2026 and March 19, 2026; and

(c)

the description of the Registrant’s Ordinary Shares which are represented by the Registrant’s ADSs, each of which represents five thousand Ordinary Shares, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 22, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific sections of such statements as set forth therein.

Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

3.1	Articles of Association of the Registrant.		F-1/A (Exhibit 3.1)	5/2/2025	333-286716

4.1	Form of Certificate Evidencing Ordinary Shares.		F-1/A (Exhibit 4.1)	9/18/2017	333-220321

4.2	Amended and Restated Deposit Agreement, by and among the Registrant, Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of ADSs issued thereunder.		F-3/A (Exhibit 4.2)	6/18/2025	333-281576

4.3	Amendment No. 1 to Amended and Restated Deposit Agreement, by and among the Registrant, the Depositary, and all Holders and Beneficial Owners of ADSs issued thereunder.		20-F (Exhibit 2.2)	3/19/2026	001-38215

4.4	Form of American Depository Receipt (included in Exhibit 4.3).		20-F (Exhibit 2.2)	3/19/2026	001-38215

4.5	Form of Pre-Funded Warrant.		F-1/A (Exhibit 4.6)	5/2/2025	333-286716

5.1	Opinion of Bristows LLP.	X

10.1+	NuCana BioMed Limited 2016 Share Option Scheme (Including Enterprise Management Incentives & Incentive Stock Options), as amended, and form of option agreements thereunder.		20-F (Exhibit 4.4)	3/19/2026	001-38215

10.2+	NuCana plc 2020 Long-Term Incentive Plan, as amended, and form of option agreement thereunder.		20-F (Exhibit 4.5)	3/19/2026	001-38215

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.	X

23.2	Consent of Bristows LLP (included in the opinion filed as Exhibit 5.1).	X

24.1	Powers of Attorney (included on the signature page of this Registration Statement).	X

107	Filing Fee Table.	X

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, United Kingdom, on March 19, 2026.

NUCANA PLC

By:	/s/ Hugh S. Griffith
Name: Hugh S. Griffith
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh S. Griffith and Ian Webster, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Hugh S. Griffith Hugh S. Griffith	Chief Executive Officer (Principal Executive Officer)	March 19, 2026

/s/ Ian Webster Ian Webster	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2026

/s/ Andrew Kay Andrew Kay	Director and Chairman	March 19, 2026

/s/ Cyrille Leperlier Cyrille Leperlier	Director	March 19, 2026

/s/ Martin Mellish Martin Mellish	Director	March 19, 2026

/s/ Elliott Levy Elliott Levy	Director	March 19, 2026

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of NuCana plc, has signed this registration statement or amendment thereto in Spring Branch, Texas on March 19, 2026.

Authorized U.S. Representative

NUCANA, INC.

By:	/s/ Jeffrey Bloss, M.D.
Name: Jeffrey Bloss, M.D.
Title: Chief Medical Officer